EXHIBIT B
TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected since the most recent Schedule 13D filing on May 3, 2016 by the Reporting Persons or on behalf of the Reporting Persons in respect of the Shares, inclusive of any transactions effected through the close of trading on June 13, 2016. All such transactions were purchases of Shares effected in the open market and the table includes commissions paid in per share prices.

Fund	Trade Date	Buy/Sell	Shares	Unit Cost	Security
Lazarus Israel Opportunities Fund II LLLP	5/3/2016	Buy	25,000	0.0855	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/5/2016	Buy	10,000	0.089	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/6/2016	Buy	20,600	0.0865	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/9/2016	Buy	50,000	0.0839	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/10/2016	Buy	5,000	0.088	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/11/2016	Buy	20,000	0.0863	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/12/2016	Buy	51,000	0.0854	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/16/2016	Buy	85,000	0.0805	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/17/2016	Buy	29,000	0.0773	Common Stock
Lazarus Israel Opportunities Fund II LLLP	5/18/2016	Buy	13,000	0.0783	Common Stock
Lazarus Israel Opportunities Fund LLLP	5/24/2016	Buy	61,000	0.0739	Common Stock
Lazarus Israel Opportunities Fund LLLP	5/25/2016	Buy	168,377	0.0748	Common Stock
Lazarus Israel Opportunities Fund LLLP	5/26/2016	Buy	110,000	0.0772	Common Stock
Lazarus Israel Opportunities Fund LLLP	5/27/2016	Buy	83,000	0.0793	Common Stock
Lazarus Israel Opportunities Fund LLLP	5/31/2016	Buy	43,000	0.08	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/1/2016	Buy	51,000	0.08	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/2/2016	Buy	55,000	0.0804	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/3/2016	Buy	200,000	0.0805	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/6/2016	Buy	640,490	0.0813	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/8/2016	Buy	246,464	0.0837	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/9/2016	Buy	300,000	0.0836	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/10/2016	Buy	450,000	0.085	Common Stock
Lazarus Israel Opportunities Fund II LLLP	6/13/2016	Buy	460,000	0.0894	Common Stock